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                                                                   Exhibit 10.44

                           STOCK REPURCHASE AGREEMENT

     This Stock Repurchase Agreement (this "Agreement") is made and entered into as of the 4th day of April, 1997, by and between BRUNO'S, INC., an Alabama corporation (the "Company"), and LISA KRANC ("Kranc").

                                    RECITALS

     The Company and Kranc are parties to a Management Stockholder's Agreement dated as of February 15, 1996 (the "Stockholder's Agreement") under which the Company sold 15,625 shares of its Common Stock, par value $.01 per share (the "Common Stock"), to Kranc for an aggregate purchase price of $187,500. Kranc paid the purchase price for the shares purchased by her from the Company (the "Shares") by delivering to the Company (i) a check in the amount of $93,750 and
(ii) a promissory note in the principal amount of $93,750 (the "Note"). Kranc also executed a Pledge Agreement dated as of February 15, 1996 (the "Pledge Agreement") under which she granted to the Company a security interest in the Shares as security for the Note.

     In addition to selling the Shares to Kranc, the Company also granted to Kranc options to purchase 46,875 shares of Common Stock pursuant to the terms of the Non-Qualified Stock Option Agreement dated as of February 15, 1996 between the Company and Kranc (the "Option Agreement").

     The Company and Kranc have mutually agreed to terminate Kranc's employment with the Company. In this connection, the Company and Kranc have agreed that the Company will




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repurchase the Shares from Kranc in accordance with the terms and conditions contained in this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Kranc hereby agree as follows:

     (1) Repurchase of Shares. Subject to the terms and conditions contained in this Agreement, Kranc hereby agrees to sell and transfer the Shares to the Company and the Company hereby agrees to repurchase the Shares from Kranc. The sale and transfer of the Shares from Kranc to the Company shall be effective upon the execution of this Agreement. Simultaneously with the execution and delivery of this Agreement, Kranc shall execute and deliver to the Company a stock power transferring and conveying the Shares to the Company.

     (2) Purchase Price for Shares. The Company shall repurchase the Shares from Kranc and Kranc shall sell the Shares to the Company for a purchase price of $12.24 per share or an aggregate purchase price of $191,250 (the "Repurchase Price"). The Company and Kranc agree that the Repurchase Price is equal to the Book Value Per Share for the Shares as of December 28, 1996 calculated in accordance with the terms of the Stockholder's Agreement. The Company shall pay the Repurchase Price to Kranc by (i) cancelling and surrendering the Note and
(ii) delivering to Kranc a check in the amount of $97,500.

     (3) Termination of Stock Options. Kranc hereby acknowledges and agrees that the stock options granted to her under the Option Agreement are hereby cancelled and terminated. In connection with the cancellation and termination of such stock options, the Company has delivered to Kranc a check in the amount of $2,250 (less all amounts required to be deducted




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from an employee's compensation pursuant to all applicable local, state and federal laws). The Company and Kranc agree that the payment made by the Company to Kranc under this paragraph 3 is equal to the Option Excess Price for the Exercisable Option Shares calculated in accordance with the terms of the Stockholder's Agreement.

     (4) Representatives and Warranties of Kranc. Kranc hereby represents and warrants to the Company that (i) she is the record and beneficial owner of the Shares free and clear of all liens and encumbrances whatsoever, except for the security interest granted to the Company under the Pledge Agreement, (ii) she has the right to transfer and convey the Shares to the Company as provided in this Agreement, and (iii) no other person or entity (except for the Company) has any rights in, to or under the Shares.

     (5) Miscellaneous. Any terms used in this Agreement which are not defined herein shall have the meanings set forth in the Stockholder's Agreement or the Option Agreement, as the case may be. If any provisions of this Agreement are inconsistent with or in conflict with the provisions of the Stockholder's Agreement or the Option Agreement, then the Stockholder's Agreement and the Option Agreement shall be deemed to be amended by this Agreement and the terms and provisions of this Agreement shall control. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.




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     IN WITNESS WHEREOF, the Company and Kranc have executed this Agreement as of the date first above written.

                                         BRUNO'S, INC.


                                         By: /s/ Walter M. Grant
                                             ---------------------
                                             Walter M. Grant
                                             Senior Vice President
                                             and General Counsel




                                         /s/ Lisa Kranc
                                         --------------
                                         LISA KRANC